Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1) Investment Management Agreement dated May 7, 2013 between ING Infrastructure, Industrials and Materials Fund and ING Investments, LLC – Filed herein.

(e)(2) Sub-Advisory Agreement dated May 7, 2013 between ING Investments, LLC and ING Investment Management Co. LLC with respect to ING Infrastructure, Industrials and Materials Fund – Filed herein.